Exhibit 10.2

PROPERTY ACQUISITION/DISPOSITION AGREEMENT
THIS AGREEMENT is made and entered into as of February 14, 2007, by and between ORANGE REIT, INC., a Maryland corporation (hereinafter referred to as the “Company”), and ORANGE REALTY GROUP, LLC, a New Jersey limited liability company (hereinafter referred to as the “Advisor”).
WITNESSETH:
WHEREAS, the Company plans to conduct business as a “real estate investment trust,” and, in connection therewith, plans to, from time to time, acquire and dispose of real property, in particular, limited service, extended stay and other hotel properties (hereinafter referred to individually as a “Property” and collectively as the “Properties”);
WHEREAS, the Company desires to use the services of the Advisor in connection with the acquisition and disposition of the Properties on the terms set forth in this Agreement; and
WHEREAS, the Company and the Advisor desire to enter into this Agreement for the purposes herein contained.
NOW, THEREFORE, in consideration of the promises herein contained, and for other valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:
1. Engagement of Advisor. The Company hereby engages the Advisor as an advisor in connection with the purchase and sale of the Properties, upon the conditions and for the term and compensation herein set forth.
2. Term of Agreement; Renewal. This Agreement shall continue in force until February 13, 2008, subject to an unlimited number of successive one-year renewals upon mutual consent of the parties.
3. Acceptance of Engagement. The Advisor hereby accepts its engagement as an advisor for the purchase and sale of the Properties and agrees to perform all services as follows:
a.	serve as the Company’s advisor with respect to the acquisition and disposition of Properties and provide research and economic and statistical data in connection with the Company’s Properties;

b.	locate and analyze potential investments in Properties

c.	present analysis of potential investment in Properties to Directors and to Orange Advisors, LLC.;

d.
investigate, select, and, on behalf of the Company, engage and conduct business with such Persons as the Advisor deems necessary to the proper performance of its obligations hereunder, including but not limited to, consultants, accountants, correspondents, lenders, technical advisors, attorneys, brokers, underwriters, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, banks, builders, developers, property owners, mortgagors and any and all agents for any of the foregoing, including affiliates of the Advisor, and persons acting in any other capacity deemed by the Advisor necessary or desirable for the performance of any of the services herein, including but not limited to entering into contracts in the name of the Company with any of the foregoing;

e.	structure and negotiate the terms and conditions of transactions pursuant to which investment in Properties will be made by the Company;

f.
coordinate the activities of, and act as liaison between Company and independent professionals connected with the purchase or sale of a Property, including attorneys, appraisers, engineers, inspectors, lenders, if any, and others;

g.
assist Company and its authorized representatives in satisfying any conditions precedent to the purchase or sale of a Property, which shall include contracting on behalf of Company with any third parties whose services are required to close any such purchase or sale;

h.
negotiate on behalf of the Company with banks or lenders for loans to be made to the Company; provided, that any fees and costs payable to third parties incurred by the Advisor in connection with the foregoing shall be the responsibility of the Company;

i.
from time to time, or at any time reasonably requested by the Directors, make reports to the Directors regarding prospective investments in Properties or its performance of services to the Company under this Agreement; and

j.	do all things necessary to assure its ability to render the services described in this Agreement.

4.	Compensation of Advisor.

(a)
The Company shall pay the Advisor as an acquisition fee 4.0% of Total Proceeds for services pursuant to this Agreement, subject to reduction under certain circumstances described herein. The Company shall pay acquisition fees payable from gross offering proceeds to the Advisor as the Company receives offering proceeds from the sale of shares. Acquisition fees shall be reduced to the extent that, and if necessary to limit, the total compensation paid to all persons involved in the acquisition of any property to the amount customarily charged in arms-length transactions by other persons or entities rendering similar services as an ongoing public activity in the same geographical location and for comparable types of properties, and to the extent that other acquisition fees, finder’s fees, real estate commissions or other similar fees or commissions are paid by any person in connection with the transaction. The total of all acquisition fees and any Acquisition Expenses shall be reasonable and shall not exceed an amount equal to six percent (6%) of the Contract Purchase Price of a Property unless a majority of the Board of Directors, including a majority of the Independent Directors, not otherwise interested in the transaction, approves fees in excess of these limits subject to a determination that the transaction is commercially competitive, fair and reasonable to the Company.

(b)
If the Advisor or an Affiliate provides a substantial amount of the services (as determined by a majority of the Independent Directors) in connection with the Sale of one or more Properties, the Advisor shall receive a Subordinated Disposition Fee equal to the lesser of (i) one-half of a Competitive Real Estate Commission or (ii) 3% of the Contract Sales Price of such Property or Properties. The Subordinated Disposition Fee will be paid only if Stockholders have received total Distributions in an amount equal to the sum of their aggregate Invested Capital and their aggregate Stockholders’ 8% Return. To the extent that Subordinated Disposition Fees are not paid by the Company on a current basis due to the foregoing limitation, the unpaid fees will be accrued and paid at such time as the subordination conditions have been satisfied. The Subordinated Disposition Fee will be paid in addition to real estate commissions paid to non-affiliates, provided that the total real estate commissions and fees paid to all persons by the Company (including the Subordinated Disposition Fee) shall not exceed an amount equal 6% of the Contract Sales Price of a Property. If this Agreement is terminated prior to such time as the Stockholders have received total Distributions in an amount equal to 100% of Invested Capital plus an amount sufficient to pay the Stockholders’ 8% Return through the Termination Date, an Appraisal of the Properties then owned by the Company shall be made and the Subordinated Disposition Fee on Properties previously sold will be deemed earned if the Appraised Value of the Properties then owned by the Company plus total Distributions received prior to the Termination Date equals 100% of Invested Capital plus an amount sufficient to pay the Stockholders’ 8% Return through the Termination Date. Upon Listing, if the Advisor has accrued but not been paid such Subordinated Disposition Fee, then for purposes of determining whether the subordination conditions have been satisfied, Stockholders will be deemed to have received a Distribution in the amount equal to the product of the total number of Shares outstanding and the average closing price of the Shares over a period, beginning 180 days after Listing, of 30 days during which the Shares are traded.

(c)
In the event Company purchases, sells, conveys or otherwise transfers a Property within ninety (90) days after the expiration of this Agreement to a person or persons with whom Advisor on behalf of Company has negotiated as a prospective buyer of a Property during the term of this Agreement, Advisor shall be deemed to have earned the compensation provided in Section 4(b) and such compensation shall be due and payable to Advisor pursuant to the terms of this Agreement; provided, however, that (i) Advisor substantially performed all of the duties and obligations that it would otherwise have under this Agreement if the Agreement had not terminated, and (ii) Advisor has given written notice to Company of the name of such buyer prior to the expiration of the term of this Agreement.

5. Other Activities of the Advisor. Nothing herein contained shall prevent the Advisor from engaging in other activities, including, without limitation, the rendering of advice to other Persons (including other REITs) and the management of other programs advised, sponsored or organized by the Advisor or its Affiliates; nor shall this Agreement limit or restrict the right of any director, officer, employee, or stockholder of the Advisor or its Affiliates to engage in any other business or to render services of any kind to any other partnership, corporation, firm, individual, trust or association. The Advisor may, with respect to any investment in which the Company is a participant, also render advice and service to each and every other participant therein. The Advisor shall report to the Directors the existence of any condition or circumstance, existing or anticipated, of which it has knowledge, which creates or could create a conflict of interest between the Advisor’s obligations to the Company and its obligations to or its interest in any other partnership, corporation, firm, individual, trust or association. The Advisor or its Affiliates shall promptly disclose to the Directors knowledge of such condition or circumstance. If the Sponsor, Advisor, Director or Affiliates thereof have sponsored other investment programs with similar investment objectives which have investment funds available at the same time as the Company, it shall be the duty of the Directors (including the Independent Directors) to adopt the method set forth in the Registration Statement or another reasonable method by which properties are to be allocated to the competing investment entities and to use their best efforts to apply such method fairly to the Company.
The Advisor shall be required to use its best efforts to participate in presenting a continuing and suitable investment program to the Company which is consistent with the investment policies and objectives of the Company, but neither the Advisor nor any Affiliate of the Advisor shall be obligated generally to present any particular investment opportunity to the Company even if the opportunity is of character which, if presented to the Company, could be taken by the Company. The Advisor or its Affiliates may make such an investment in a property only after (i) such investment has been offered to the Company and all public partnerships and other investment entities affiliated with the Company with funds available for such investment and (ii) such investment is found to be unsuitable for investment by the Company, such partnerships and investment entities.
If the Advisor or its Affiliates is presented with a potential investment which might be made by the Company and by another investment entity which the Advisor or its Affiliates advises or manages, the Advisor and its Affiliates shall consider the investment portfolio of each entity, cash flow of each entity, the effect of the acquisition on the diversification of each entity’s portfolio, rental payments during any renewal period, the estimated income tax effects of the purchase on each entity, the policies of each entity relating to leverage, the funds of each entity available for investment and the length of time such funds have been available for investment. In the event that an investment opportunity becomes available which is suitable for both the Company and a public or private entity which the Advisor or its Affiliates are Affiliated, then the entity which has had the longest period of time elapse since it was offered an investment opportunity will first be offered the investment opportunity.
6. Relationship of Parties. The parties agree and acknowledge that Advisor is and shall operate as an independent contractor in performing its duties under this Agreement and shall not be deemed an employee of Company.

7. Indemnification by the Company. The Company shall indemnify and hold harmless the Advisor and its Affiliates, including their respective officers, directors, partners and employees, from all liability, claims, damages or losses arising in the performance of their duties hereunder, and related expenses, including reasonable attorneys’ fees, to the extent such liability, claims, damages or losses and related expenses are not fully reimbursed by insurance, subject to any limitations imposed by the laws of the State of Maryland or the Articles of Incorporation. Notwithstanding the foregoing, the Advisor shall not be entitled to indemnification or be held harmless pursuant to this Paragraph 7 for any activity for which the Advisor shall be required to indemnify or hold harmless the Company pursuant to Paragraph 8. Any indemnification of the Advisor may be made only out of the net assets of the Company and not from Stockholders.
8. Indemnification by Advisor. The Advisor shall indemnify and hold harmless the Company from contract or other liability, claims, damages, taxes or losses and related expenses including attorneys’ fees, to the extent that such liability, claims, damages, taxes or losses and related expenses are not fully reimbursed by insurance and are incurred by reason of the Advisor’s bad faith, fraud, willful misfeasance, misconduct, negligence or reckless disregard of its duties, but the Advisor shall not be held responsible for any action of the Board of Directors in following or declining to follow any advice or recommendation given by the Advisor.
9. Definitions. As used in this Agreement, the following terms have the definitions hereinafter indicated:
Acquisition Expenses. Any and all expenses incurred by the Company, the Advisor or any Affiliate of either in connection with the selection or acquisition of any Property, whether or not acquired, including, without limitation, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, and title insurance.
Acquisition Fees. Any and all fees and commissions, exclusive of Acquisition Expenses, paid by any person or entity to any other person or entity (including any fees or commissions paid by or to any Affiliate of the Company or the Advisor) in connection with the purchase, development or construction of a Property, including, without limitation, real estate commissions, acquisition fees, finder’s fees, selection fees, development fees, construction fees, nonrecurring management fees, consulting fees, loan fees, points, or any other fees or commissions of a similar nature. Excluded shall be development fees and construction fees paid to any person or entity not affiliated with the Advisor in connection with the actual development and construction of any Property. The total of all Acquisition Fees and Acquisition Expenses shall not exceed an amount equal to six percent (6%) of the Contract Purchase Price of a Property, unless a majority of the Board of Directors, not otherwise interested in the transaction, approves fees in excess of these limits subject to a determination that the transaction is commercially competitive, fair and reasonable to the Company.
Advisor. Orange Realty Group, LLC, a New Jersey limited liability company, any successor advisor to the Company, or any person or entity to which Orange Realty Group, LLC or any successor advisor subcontracts substantially all of its functions.

Affiliate or Affiliated. As to any individual, corporation, partnership, trust or other association (other than the Excess Shares Trust), (i) any Person or entity directly or indirectly through one or more intermediaries controlling, controlled by, or under common control with another person or entity; (ii) any Person or entity, directly or indirectly owning or controlling ten percent (10%) or more of the outstanding voting securities of another Person or entity; (iii) any officer, director, partner, or trustee of such Person or entity; (iv) any Person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held, with power to vote, by such other Person; and (v) if such other Person or entity is an officer, director, partner, or trustee of a Person or entity, the Person or entity for which such Person or entity acts in any such capacity.
Appraised Value. Value according to an appraisal made by an Independent Appraiser.
Articles of Incorporation. The Articles of Incorporation of the Company under Title 2 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended from time to time.
Board of Directors or Board. The persons holding such office, as of any particular time, under the Articles of Incorporation, whether they be the Directors named therein or additional or successor Directors.
Bylaws. The bylaws of the Company, as the same are in effect from time to time.
Code. Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.
Company. Orange REIT, Inc., a corporation organized under the laws of the State of Maryland.
Company Property. Any and all property, real, personal or otherwise, tangible or intangible, which is transferred or conveyed to the Company (including all rents, income, profits and gains therefrom), and which is owned or held by, or for the account of, the Company.
Competitive Real Estate Commission. A real estate or brokerage commission for the purchase or sale of property, which is reasonable, customary, and competitive in light of the size, type, and location of the property. The total of all real estate commissions paid by the Company to all Persons in connection with any Sale of one or more of the Company’s Properties shall not exceed the lesser of (i) a Competitive Real Estate Commission or (ii) six percent of the contract sales price of the Property or Properties.
Contract Purchase Price. The amount actually paid or allocated (as of the date of purchase) to the purchase, development, construction or improvement of property, exclusive of Acquisition Fees and Acquisition Expenses.
Contract Sales Price. The total consideration received by the Company for the sale of Company Property.

Director. A member of the Board of Directors of the Company.
Distributions. Any distributions of money or other property by the Company to owners of Equity Shares, including distributions that may constitute a return of capital for federal income tax purposes.
Equity Interest. The stock of or other interests in, or warrants or other rights to purchase the stock of or other interests in, any entity that has borrowed money from the Company or that is a tenant of the Company or that is a parent or controlling Person of any such borrower or tenant.
Equity Shares. Transferable shares of beneficial interest of the Company of any class or series, including common shares or preferred shares.
Gross Proceeds. The aggregate purchase price of all Shares sold for the account of the Company through the Offering without deduction for selling commissions, discounts, the marketing allowance or Organizational and Offering Expenses.
Independent Appraiser. A qualified appraiser of real estate as determined by the Board. Membership in a nationally recognized appraisal society such as the American Institute of Real Estate Appraisers (“M.A.I.”) or the Society of Real Estate Appraisers (“S.R.E.A.”) shall be conclusive evidence of such qualification.
Independent Director. A Director who is not and within the last two years has not been directly or indirectly associated with the Advisor by virtue of (i) ownership of an interest in the Advisor or its Affiliates, (ii) employment by the Advisor or its Affiliates, (iii) service as an officer or director of the Advisor or its Affiliates, (iv) performance of services, other than as a Director, for the Company, (v) service as a director or trustee of more than three real estate investment trusts advised by the Advisor, or (vi) maintenance of a material business or professional relationship with the Advisor or any of its Affiliates. A business or professional relationship is considered material if the gross revenue derived by the Director from the Advisor and Affiliates exceeds 5% of either the Director’s annual gross revenue during either of the last two years or the Director’s net worth on a fair market value basis. An indirect relationship shall include circumstances in which a Director’s spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law, or brothers- or sisters-in-law is or has been associated with the Advisor, any of its Affiliates, or the Company.
Invested Capital. The amount calculated by multiplying the total number of Shares purchased by Stockholders by the issue price, reduced by the portion of any Distribution that is attributable to Net Sales Proceeds and by any amounts paid by the Company to repurchase Shares pursuant to the Company’s plan for redemption of Shares.
Joint Venture. The joint venture or general partnership arrangements in which the Company is a co-venturer or general partner which are established to acquire Properties.
Listing. The listing of the Shares on a national securities exchange or the Nasdaq stock market. Listing does not include trading through the OTC Bulletin Board.

Net Sales Proceeds. In the case of a transaction described in clause (i)(A) of the definition of Sale, the proceeds of any such transaction less the amount of all real estate commissions and closing costs paid by the Company. In the case of a transaction described in clause (i)(B) of such definition, Net Sales Proceeds means the proceeds of any such transaction less the amount of any legal and other selling expenses incurred in connection with such transaction. In the case of a transaction described in clause (i)(C) of such definition, Net Sales Proceeds means the proceeds of any such transaction actually distributed to the Company from the Joint Venture. In the case of a transaction described in clause (ii) of the definition of Sale, Net Sales Proceeds means the proceeds of such transaction or series of transactions less all amounts generated thereby and reinvested in one or more Properties within 180 days thereafter and less the amount of any real estate commissions, closing costs, and legal and other selling expenses incurred by or allocated to the Company in connection with such transaction or series of transactions. Net Sales Proceeds shall also include, in the case of any lease of a Property consisting of a building only, amounts from tenants, borrowers or lessees that the Company determines, in its discretion, to be economically equivalent to proceeds of a Sale. Net Sales Proceeds shall not include, as determined by the Company in its sole discretion, any amounts reinvested in one or more Properties, to repay outstanding indebtedness, or to establish reserves.
Offering. The public offering of Shares.
Organizational and Offering Expenses. Organizational and Offering Expenses are defined as any and all costs and expenses, other than selling commissions and the marketing allowance incurred by the Company, the advisor or any affiliate of either in connection with the formation, qualification and registration of the Company and the marketing and distribution of Shares, including, without limitation, the following: legal, accounting and escrow fees; printing, amending, supplementing, mailing and distributing costs; filing, registration and qualification fees and taxes; telegraph and telephone costs; and all advertising and marketing expenses, including the costs related to investor and broker-dealer sales meetings. The Organizational and Offering Expenses paid by the Company in connection with its formation, together with all selling commissions and the marketing allowance, will not exceed fifteen percent of the proceeds raised in connection with the Offering.
Person. An individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, or any government or any agency or political subdivision thereof, and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, but does not include (i) an underwriter that participates in a public offering of Equity Shares for a period of sixty (60) days following the initial purchase by such underwriter of such Equity Shares in such public offering, or (ii) Briad Development West, LLC, during the period ending December 31, 2007, provided that the foregoing exclusions shall apply only if the ownership of such Equity Shares by an underwriter or Briad Development West, LLC would not cause the Company to fail to qualify as a REIT by reason of being “closely held” within the meaning of Section 856(a) of the Code or otherwise cause the Company to fail to qualify as a REIT.

Property or Properties. The real properties, including the buildings located thereon, or the real properties only, or the buildings only, which are acquired by the Company, either directly or through joint venture arrangements or other partnerships.
Registration Statement. The Registration Statement (No. 333-131677) on Form S-11 registering the Shares to be sold in the Offering.
REIT. A “real estate investment trust” under Sections 856 through 860 of the Code.
Sale or Sales. (i) Any transaction or series of transactions whereby: (A) the Company sells, grants, transfers, conveys, or relinquishes its ownership of any Property, or other asset not included in clause (i)(B), or portion thereof, including the lease of any Property consisting of the building only, and including any event with respect to any Property which gives rise to a significant amount of insurance proceeds or condemnation awards; (B) the Company sells, grants, transfers, conveys, or relinquishes its ownership of all or substantially all of the interest of the Company in any Joint Venture in which it is a co-venturer or partner; or (C) any Joint Venture in which the Company as a co-venturer or partner sells, grants, transfers, conveys, or relinquishes its ownership of any Property or portion thereof, including any event with respect to any Property which gives rise to insurance claims or condemnation awards; but (ii) not including any transaction or series of transactions specified in clause (i)(A), (i)(B), or (i)(C) above in which the proceeds of such transaction or series of transactions are reinvested in one or more Properties within 180 days thereafter.
Securities. Any Equity Shares, Excess Shares, as such term is defined in the Articles of Incorporation, any other stock, shares or other evidences of equity or beneficial or other interests, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in, temporary or interim certificates for, receipts for, guarantees of, or warrants, options or rights to subscribe to, purchase or acquire, any of the foregoing.
Shares. The common shares of the Company.
Sponsor. Any Person directly or indirectly instrumental in organizing, wholly or in part, the Company or any Person whom will control, manage or participate in the management of the Company, and any Affiliate of such Person. Not included is any Person whose only relationship with the Company is that of an independent property manager of Company assets, and whose only compensation is as such. Sponsor does not include independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services. A Person may also be deemed a Sponsor of the Company by:
a.	taking the initiative, directly or indirectly, in founding or organizing the business or enterprise of the Company, either alone or in conjunction with one or more other Persons;

b.	receiving a material participation in the Company in connection with the founding or organizing of the business of the Company, in consideration of services or property, or both services and property;

c.	having a substantial number of relationships and contacts with the Company;

d.	possessing significant rights to control Company properties;

e.	receiving fees for providing services to the Company which are paid on a basis that is not customary in the industry; or

f.	providing goods or services to the Company on a basis which was not negotiated at arms length with the Company.
Stockholders. The registered holders of the Equity Shares.
Stockholders’ 8% Return. As of each date, an aggregate amount equal to an 8% cumulative, non-compounded, annual return on Invested Capital.
Subordinated Disposition Fee. The fee payable to the Advisor in connection with the Sale of Properties pursuant to this Agreement.
Termination Date. The date of termination of the Agreement.
Total Proceeds. The Gross Proceeds received in the Offering plus loan proceeds from permanent financing).
10. Notices. Any notice, report or other communication required or permitted to be given hereunder shall be in writing unless some other method of giving such notice, report or other communication is required by the Articles of Incorporation, the Bylaws, or accepted by the party to whom it is given, and shall be given by being delivered by hand or by overnight mail or other overnight delivery service to the addresses set forth herein:
To the Directors and to the Company:
Orange REIT, Inc.
3060 Peachtree Road NE, Suite 235
Atlanta, Georgia 30305
To the Advisor:
Orange Realty Group, LLC
78 Okner Parkway
Livingston, NJ 07039
Either party may at any time give notice in writing to the other party of a change in its address for the purposes of this Paragraph 10.
11. Modification. This Agreement shall not be changed, modified, terminated, or discharged, in whole or in part, except by an instrument in writing signed by both parties hereto, or their respective successors or assignees.

12. Severability. The provisions of this Agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.
13. Construction. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of New Jersey.
14. Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.
15. Indulgences, Not Waivers. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.
16. Gender. Words used herein regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.
17. Titles Not to Affect Interpretation. The titles of paragraphs and subparagraphs contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.
18. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.
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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

ORANGE REIT, INC.
By:	Robbin E. Cooper
Robbin E. Cooper, President

ORANGE REALTY GROUP, LLC
By:	Brad Honigfeld
Brad Honigfeld, Manager